EXHIBIT 99.1

AMERICAN TECHNOLOGY CORPORATION

FILLS KEY ENGINEERING AND

MANUFACTURING POSITIONS

Names Carl Gruenler as Interim Chief Accounting Officer

(SAN DIEGO, CALIFORNIA — November 6, 2003) — American Technology Corporation (NASDAQ: ATCO) (ATC) announced today that Bruce Ehlers, Norman Carmichael and Hernan Lopez have joined its engineering and manufacturing staff. Mr. Ehlers has been hired as ATC’s vice president of engineering, Mr. Carmichael as director of manufacturing and Mr. Lopez as manager of quality.

Bruce Ehlers came to ATC from Copper Mountain Networks where he served as assistant vice president. He has over 20 years of experience serving in engineering leadership positions managing large programs and departments at Iomega, General Instrument and Cipher Data Products. He holds a BSEE and MSEE from Purdue University.

“Bruce is skilled in growing small teams into market-leading development organizations”, said Kalani Jones, chief operating officer of American Technology Corporation. “He has a consistent track record of delivering aggressively scheduled products on time. We are pleased to have him lead our engineering team in Shaping the Future of Sound®.”

Norman Carmichael has extensive experience in managing all aspects of manufacturing including planning, logistics, procurement, warehousing and systems implementations. He has worked for Copper Mountain Networks, IBM Global Services, Eastman Kodak and other technology companies.

Hernan Lopez served as director of systems engineering, manufacturing engineering and quality at Kontron America prior to his appointment at ATC. He also served in similar capacities at Iomega and Verbatim Tape.

“Norman and Hernan are highly accomplished with extensive experience in managing these important areas of our business”, added Kalani Jones. “We welcome them aboard as they add their years of expertise to enhancing the production efforts of our revolutionary sound technologies.”

Separately, the Company announced that Renee Warden has resigned as chief accounting officer to devote full time attention to her position as chief accounting officer at e.Digital Corporation. She was previously serving as chief accounting officer for both the Company and e.Digital. Carl Gruenler, the Company’s vice president of military sales, will serve as interim chief accounting officer while the Company searches for a full time vice president of finance.

“Renee made many important contributions to the Company. We are very appreciative of her dedication and wish her well in her new full time position,” said Elwood G. Norris, chairman. “Renee’s resignation does not relate to accounting or financial issues.”

Mr. Norris continued, “In addition to Carl’s military management experience, he worked for six years as the first chief financial officer for Automated Monitoring and Control International, Inc., a technology company spun out of Union Pacific Railroad. We appreciate his willingness to oversee our financial and accounting functions during our search.”

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound® by developing and licensing its technology and intellectual property portfolio which includes: the award-winning HSS® (HyperSonic® Sound Technology); NeoPlanar® Technology; PureBass® Sub-Woofer Technology; HIDA™ (High Intensity Directed Acoustics), LRAD™ (Long Range Acoustic Device) and SFT® (Stratified Field® Technology. The Company is establishing a strong portfolio of patents, trademarks, and know-how including over 138 U.S. and Foreign patents and patent filings to date. For more information on the Company and its technologies and products please visit the Company’s web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This document contains forward-looking statements relating to future transactions, performance, technology and product development which may affect future results and the future viability of the Company. Actual results could be affected or differ materially from those projected in the forward-looking statements as a result of risks and uncertainties, including the ability of the Company to continue as a going concern, development of future products, technological shifts, potential technical or manufacturing difficulties that could delay new products, competition, general economic factors, pricing pressures, the uncertainty of market acceptance of new products and services by OEMs and end-user customers, and other factors identified and discussed in the Company’s most recent filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from the Company’s current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by it.

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FOR FURTHER INFORMATION CONTACT:

Investor relations:

Robert Putnam

(858) 679-3168

robert@atcsd.com

Media inquiries:

Don Mathias

(949) 855-4520

dwmath@aol.com